Consent of Independent Certified Public Accountants

         We have issued our report dated December 15, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 310 as of October 31, 2000 and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
February 22, 2001